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                                                                     EXHIBIT 4.2


                            AMENDMENT NUMBER ONE TO
                SHARE SUBSCRIPTION AND SHAREHOLDERS' AGREEMENT
                      RELATING TO SATYAM INFOWAY LIMITED
                            Dated February 5, 1999
                                     among
                            Satyam Infoway Limited,
                       Satyam Computer Services Limited,
                         South Asia Regional Fund and
                             Mr. B. Ramalinga Raju


                     Date of Amendment: September 14, 1999

1.   Introduction.  Satyam Infoway Limited (the "Company"), Satyam Computer
     ------------                                -------
Services Limited ("SCSL"), South Asia Regional Fund ("SARF") and Mr. B.
                   ----                               ----
Ramalinga Raju ("RAJU" and, collectively with the Company, SCSL and SARF, the
                 ----
"Parties") entered into a Share Subscription and Shareholders Agreement, dated
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as of February 5, 1999, a copy of which is attached hereto as Exhibit A (the
"Agreement").  The Parties now desire to amend the Agreement as set forth herein
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(the "Amendment"), it being expressly understood that this Amendment shall only
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become effective upon the terms and subject to the conditions set forth in
Section 11, and in all other instances the Agreement shall remain in full force and effect without regard to this Amendment.

2.   Amendments to Covenants. Section 5 of the Agreement entitled "Covenants" is
     -----------------------  ---------
amended as follows:

          (a)  Section 5.1.17 of the Agreement is deleted in its entirety and
               --------------
replaced with the following:

     procure that its accounts are audited at least once in every financial year in accordance with generally accepted accounting principles as applicable in India by an accounting firm acceptable to SARF, it being understood that the Indian affiliate of any of the "Big 5" accounting firms (including, without limitation, the present auditors of the Company) shall be deemed to be acceptable to SARF;

          (b)  The lead-in to Section 5.1.18 of the Agreement is deleted in
                              --------------
its entirety and replaced with the following (it being understood that no amendment is made in subsections 5.1.18.1 through 5.1.18.5):
                     -------------------------------------

          For so long as SARF owns at least 5.0% of the issued ordinary share capital of the Company, furnish to SARF, upon SARF's request-;

           (c)  Section 5.2.3 of the Agreement is deleted in its entirety and
                -------------
replaced with the following:
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     procure that the Board of the Company at all times includes at least two independent non-executive Directors (excluding any Director(s) designated by SARF or the Sponsor);

          (d)  Section 6.1 of the Agreement is amended by deleting the
               -----------
     term "7.5%" in the first line of such section and replacing it with "5.0%".

          (e)  Section 6.2 of the Agreement is deleted in its entirety and
               -----------
replaced with the following:

     For so long as it owns at least 50.1% of the issued ordinary share capital of the Company, the Sponsor shall be entitled, by notice in writing to the Company, to nominate 4 (four) Directors of the Board of the Company and to require the removal or substitution of any such Director approved by it. SARF hereby agrees at all times to take all actions necessary and appropriate to enable the Sponsor to exercise its rights to such nomination, removal or substitution, including voting in favor of such nomination, removal or substitution both at shareholders meetings and Board meetings.

          (f)  Section 6.3 of the Agreement is deleted in its entirety.
               -----------

          (g)  Section 6.4 of the Agreement is deleted in its entirety.
               -----------

          (h)  Section 6.10 of the Agreement is deleted in its entirety and
               ------------
replaced with the following:

     The Company shall indemnify the Director and officers nominated by SARF from time to time against all losses, claims, liabilities, costs or other expense arising from the performance of their duties (hereinafter "damages") except where such damages arise as a result of fraud, willful misconduct or gross negligence on the part of such Director or officer seeking such indemnity or where such indemnification is not permitted by applicable law. In addition the Company agrees to take out adequate insurance, to the extent available in India on commercially reasonable terms as determined in good faith by the Board of Directors, to cover such damages.

3.   Amendment to Financing.  Section 8 of the Agreement entitled "Financing" is
     ----------------------   ---------
deleted in its entirety.

4.   Amendment to Dividends.  Section 9 of the Agreement entitled "Dividends" is
     ----------------------   ---------
deleted in its entirety.

5.   Amendment to Enforcement of Company's Rights.  Section 10 of the Agreement
     --------------------------------------------   ----------
entitled "Enforcement of Company's Rights" is amended as follows:

     Section 10.2 of the Agreement is deleted in its entirety.
     ------------

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6.   Amendment to Actions to be Taken by Board Resolution or by Shareholder
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Consent.  Section 11 of the Agreement entitled "Actions to be Taken by Board
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Resolution or by Shareholder Consent" is deleted in its entirety.

7.   Amendment to Listing.  Section 13 of the Agreement entitled "Listing" is
     --------------------   ----------
amended as follows:

     13.1 The Company and the Sponsor severally undertake to use their respective reasonable best efforts to obtain a Listing of the Shares by making an IPO on the Bombay Stock Exchange ("BSE") or the National Stock
                                                  ---
     Exchange ("NSE") as soon as reasonably practicable after such time as the
                ---
     Company has satisfied the applicable qualifications for Listing.

     13.2 Subject to the provisions of this Agreement, the Company undertakes to use its reasonable best efforts to cause the existing Shares of the Company to be listed and take such steps as are necessary (either by way of a fresh issue of Shares and/or by causing the existing issued Shares to be sold) to obtain a Listing. The Sponsor and the Company severally undertake to ensure compliance with all applicable regulations, and guidelines in force at the relevant date in relation to the making of the IPO or for obtaining a Listing. The Sponsor and the Company further severally undertake to use their reasonable best efforts to obtain all necessary consents and approvals required for the making of the IPO or for obtaining a Listing.

     13.3 SARF will have the option to offer part or all of its Shares for an offer for Sale at the time of the IPO. For the avoidance of doubt, the balance of Shares necessary to meet all Listing requirements shall be provided either by way of a fresh issue of Shares and/or by the Sponsor's Shares being offered for sale.

     13.4 The quantum, price and timing of the IPO shall be decided by a duly established pricing committee of the Board of Directors of the Company with one member thereof consisting of the Board designee of SARF.

     13.5 The Company shall, if so required by SARF, enter into underwriting agreements with underwriters for underwriting the Shares or other securities offered in the IPO, which underwriters shall be approved by a duly established pricing committee of the Board of Directors of the Company with one member thereof consisting of the Board designee of SARF.

     13.6 All costs incurred in connection with any public offering shall be met by the Company. In respect of the Listing, the Company will comply with ongoing Listing costs and requirements including, inter alia, payment of all present and future costs relating to the Listing and, sponsorship, underwriting fees, listing fees, merchant bankers fee, bankers fees, brokerage commission and any other costs that may be incurred due to the changes/modifications of the law and regulations for the time being in force. Notwithstanding any other provision of this Subsection 13.6 to the contrary, however, the Company shall not be obligated

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

     to incur underwriting discounts, brokerage commissions or similar costs solely related to the sale of Shares for the account of any shareholder of the Company.

     13.7 SARF agrees that, upon Listing or sale of the Shares held by it, SARF will give warranties and/or indemnities to any underwriter, broker, Stock Exchange, any other Competent Authority or other person as to the title of its shares and similar matters as is customary under prevailing commercial practice for institutional investors which do not enjoy management control, direct supervision or information except as an outside non-management director, and the Company and Sponsor agree that SARF shall in no circumstances be construed as a promoter under applicable law.

     13.8 The Sponsor and the Company shall use their respective reasonable best efforts to ensure fulfillment of all listing requirements to the satisfaction of the Stock Exchanges and Securities Exchange Board of India and/or any other regulatory/statutory authority. To the extent that the Company seeks to list its shares on any exchange other than a recognized stock exchange in India or the United States of America, the provisions of this Clause 13 will apply to such listing.

     13.9 From and after (but conditioned upon) the execution of a Registration Rights Agreement by and between the Company, SARF and Sterling Commerce, Inc., dated as of September 14, 1999 (the "Registration Rights Agreement"),
                                                -----------------------------
     such agreement shall apply exclusively with respect to any resale of Shares owned by SARF in the United States of America, including any related (a) registration of such Shares and/or related American Depositary Shares with the United States Securities and Exchange Commission and (b) listing on any United States stock exchange or automated quotation system, such as Nasdaq, and the previously applicable provisions of this Agreement, including this Clause 13, shall thereafter cease to apply with respect to the sale of shares in the United States, except for Section 13.10.

     13.10 At such time as a market is created in the United States of America for American Depositary Shares representing equity shares of the Company, the Company, the Sponsor and SARF will use their respective reasonable best efforts to obtain all Government of India and other approvals required for SARF to deposit the equity shares acquired by it from the Company with the depositary and receive in exchange therefor American Depositary Receipts evidencing American Depositary Shares.

8.   Amendment Exit Options.  Section 16 of the Agreement entitled "Exit
     ----------------------   ----------
Options" is amended as follows:

     (a)  the following shall be added to the end of Section 16.2.1 after the
                                                     --------------
          word "sale" and before the semi-colon: "(it being understood that the requirements of this Section 16.2.1 shall be deemed satisfied if at any time (i) the Company's Shares, or related American Depositary Shares ("ADSs"), are approved for listing on the BSE, NSE, New York
                   ----
          Stock

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          Exchange or Nasdaq National Market and (ii) there shall have been obtained all Government of India and other approvals required for SARF to deposit the equity shares acquired by it from the Company with the depositary and receive in exchange therefor American Depositary Receipts evidencing ADSs)".

     (b)  A period shall be placed at the end of Section 16.2.2 after the word
                                                 --------------
          "conditions" and Section 16.2.3 shall be deleted.
                           --------------

     (c)  Section 16.4 shall be amended by inserting a period after the word
          ------------
          "possible" on the third line, and deleting the balance of the section.

     (d)  A new Section 16.5 shall be added as follows:
                ------------

     In connection with the offering in the United States of ADSs representing Shares of the Company (the "ADS Offering"), SARF shall not, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of any Shares, or any pecuniary interest therein, for a period of 180 days after the date on which the ADS Offering is consummated, except with the prior written consent of the underwriters for the ADS Offering. To carry out the intent and purposes of this Section 16.5, SARF shall, at the request of the underwriters for the ADS Offering, enter into a "lockup agreement" containing customary provisions with the representatives of such underwriters.

9.   Amendment to Covenants Not to Compete. Section 17 of the Agreement entitled
     -------------------------------------  ----------
"Covenants Not to Compete" is amended as follows:

     The following shall be deleted from Section 17.1.1: "or the business
                                         --------------
     carried on by the Company in relation to electronic commerce and internet business".

10. Warrant Exercise. SARF hereby exercises the warrants held by it to purchase 600,000 Shares, such exercise to be effective only upon the successful completion of the ADS Offering prior to December 31, 1999. The Company hereby accepts such exercise. The parties agree that because the exercise price of the warrants can not be calculated unless and until the ADS Offering is completed, SARF may, and hereby agrees to, remit to the Company the exercise price for the warrants not later than the fifth business days after the closing of the ADS Offering. Such remittance will be in official funds paid to a bank account designated by the Company. For purposes of calculating such period, business days shall mean days in which commercial banks and stock exchanges are generally open for business in London, England.

11.  Effectiveness of This Amendment.  This Amendment, except for new Sections
     -------------------------------
     13.9, 13.10 and 16.5, shall become effective upon the consummation of the ADS Offering if, but only if, such offering is completed prior to December 31, 1999. Section 13.9 shall become effective upon execution of the Registration Rights Agreement, and Sections 13.10 and 16.5 shall become effective upon the execution of this Amendment and the consummation of the ADS Offering if, but

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     only if, such offering is completed prior to December 31, 1999. In all other instances, the Agreement shall remain in full force and effect without regard to this Amendment.


                           (Signature Page Follows)

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

     Intending to be legally bound and for the purpose of evidencing their approval of this Amendment, the undersigned, constituting all of the shareholders of the Company, hereby approve and adopt this Amendment.


                                    SATYAM INFOWAY LIMITED

                                    /s/ R. Ramaraj
                                    _________________________
                                    Name: R. Ramaraj
                                    Title: Chief Executive Officer

                                    SATYAM COMPUTER SERVICES LIMITED

                                    /s/ B. Ramalinga Raju
                                    _________________________
                                    Name: B. Ramalinga Raju
                                    Title: Chairman


                                    SOUTH ASIA REGIONAL FUND

                                          [illegible]
                                    _________________________
                                    Name:
                                    Title:


                                    /s/ B. Ramalinga Raju
                                    _________________________
                                    B. Ramalinga Raju


                                    /s/ R. Ramaraj
                                    _________________________
                                    R. Ramaraj

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